CONSOLIDATED-TOMOKA LAND CO.

NON-EMPLOYEE DIRECTOR STOCK AWARD AGREEMENT

This NON-EMPLOYEE DIRECTOR STOCK AWARD AGREEMENT (this “Agreement”) is made as of the ____ day of ______, 201_ (the “Grant Date”), by and between CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (the “Company”)  and ____________ (“Grantee”).

Background

A.The Company has adopted the Second Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (the “Plan”), which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”).  Section 9 of the Plan provides that the Committee shall have the discretion and right to grant a Stock Payment, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.

B.The Board has adopted the Non-Employee Director Compensation Policy (the “Policy”) which provides that the non-employee members of the Board shall receive, as part of their compensation for service on the Board, an annual award of restricted common stock of the Company, upon the terms more fully set forth in the Policy.

C.The Board has granted a  Stock Payment (as defined in the Plan) to Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.  Grantee desires to accept the grant of the Stock Payment and agrees to be bound by the terms and conditions of the Plan, the Policy and this Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

Agreement

1.Award of Stock Payment.  Subject to the terms and conditions provided in this Agreement, the Policy and the Plan, the Company hereby issues to Grantee [SHARE NUMBER IN WORDS] ([SHARE NUMBER IN NUMBERS]) Shares (the “Awarded Shares”) as of the Grant Date.    The grant of the Awarded Shares is made in consideration of the services heretofore rendered and to be rendered by Grantee to the Company as a Non-employee Director.

2.No Vesting Requirements.  The Awarded Shares are fully vested as of the Grant Date.

3.Holding Requirement.  Grantee acknowledges and agrees that the Awarded Shares are subject to a holding period beginning on the Grant Date and ending on the date Grantee ceases to serve as a member of the Board (the “Holding Period”).  During the Holding Period, the Awarded Shares may not be sold, pledged or otherwise transferred by Grantee.

4.Shareholder Rights.

(a)In the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, Grantee agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be subject to all of the provisions of this Agreement as if initially received hereunder.

(b)Grantee shall be a shareholder with respect to all of the Awarded Shares and shall have all of the rights of a shareholder with respect to the Awarded Shares, including the right to vote all the Awarded Shares and receive dividends with respect thereto.  The number of Awarded Shares set forth in Section 1 of this Agreement shall be the maximum number of Awarded Shares to which the voting rights described in this Section 4(b) shall be applicable.

5.Taxes.

(a) Grantee acknowledges and agrees that the Fair Market Value of the Awarded Shares to which Grantee is entitled under Section 1 shall be included in Grantee’s gross income under Code Section 83 on the Grant Date.

(b) The Company has no obligation to pay any federal, state or local income and employment taxes (including taxes of any foreign jurisdiction) in connection with the grant of the Awarded Shares or the disposition of the Awarded Shares.  The Company shall report the Awarded Shares as ordinary income to Grantee to the appropriate tax authorities, and Grantee shall be responsible for the payment of any taxes required by applicable law.

6.No Effect on Relationship or Rights under Plan.  Nothing in the Plan, the Policy or this Agreement shall confer upon Grantee the right to continue as a Non-employee Director of the Company or affect any right which the Company may have to terminate the engagement of Grantee regardless of the effect of such termination of engagement on the rights of Grantee under the Plan, the Policy or this Agreement.  If Grantee’s  engagement by the Company or any Subsidiary is terminated for any reason whatsoever (and whether lawful or otherwise), Grantee will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of Grantee’s rights or benefits (actual or prospective) under this Agreement or any Award or otherwise in connection with the Plan or the Policy.   The rights and obligations of Grantee under the terms of Grantee’s engagement by the Company or any Subsidiary will not be affected by Grantee’s participation in the Plan or this Agreement, and neither the Plan, the Policy nor this Agreement form part of any contract of engagement between Grantee and the Company or any Subsidiary.  The granting of Awards (including the Awarded Shares) under the Plan is entirely at the discretion of the Committee, and Grantee shall not in any circumstances have any right to be granted any other award concurrently or in the future.

7.Governing Law; Compliance with Law.

(a)This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflict of law principles.

(b)The issuance and transfer of Awarded Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s securities may be listed.  No Awarded Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(c)A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the Awarded Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of any applicable federal or state securities laws or any stock exchange on which the Company’s securities may be listed.

8.Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and Grantee and their heirs, legal representatives, successors and permitted assigns.

9.Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10.Entire Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

11.Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

12.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

14.Additional Acknowledgements.  By their signatures below, Grantee and the Company agree that the Awarded Shares are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

CONSOLIDATED-TOMOKA LAND CO.

BY:________________________________

     Name:________________________

Chairman, Compensation Committee

I have read the Second Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan adopted on April 25, 2018,  and the Non-Employee Director Compensation Policy, and by my signature I agree to be bound by the terms and conditions of said Plan and Policy and this Agreement.

Date:_______________________________________________________________Name:___________________________